UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

CARLSMED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42756	83-1081863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Aston Ave, Suite 100 Carlsbad, California 92008		92008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 766-1923

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CARL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2025, Carlsmed, Inc. (the “Company”) filed its amended and restated certificate of incorporation (the “Certificate of Incorporation”), and its amended and restated bylaws (the “Bylaws”) became effective, in connection with the closing of the initial public offering of shares of the Company’s common stock, par value $0.00001 per share (“common stock”). As described in the final prospectus, dated July 22, 2025 (the “Prospectus”), relating to the Registration Statement on Form S-1 (File No. 333-288339), as amended, filed with the Securities and Exchange Commission on July 24, 2025, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the Company’s board of directors and stockholders previously approved the amendment and restatement of these documents to be effective immediately prior to the closing of the Company’s initial public offering. A description of certain provisions of the Certificate of Incorporation and the Bylaws is set forth in the section titled “Description of Capital Stock” in the Prospectus.

The foregoing description of the Certificate of Incorporation and the Bylaws is qualified in its entirety by reference to (i) the Certificate of Incorporation filed as Exhibit 3.1 hereto and (ii) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Carlsmed, Inc.
3.2	Amended and Restated Bylaws of Carlsmed, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLSMED, INC.

Date: July 24, 2025	By:	/s/Michael Cordonnier
Michael Cordonnier Chief Executive Officer and President